EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 of our report dated August 16, 1996, on our audits of the financial statements of Texas Olefins Company, subsidiaries and affiliate (predecessor to Texas Petrochemical Holdings, Inc.), which includes an explanatory paragraph relating to changes in accounting principles. We also consent to the reference to our firm under the captions "Selected Financial Data" and "Experts."

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
March 26, 1998